                                                                    EXHIBIT 21.1

                         NORTHWEST AIRLINES CORPORATION

                              LIST OF SUBSIDIARIES

                    (wholly-owned unless otherwise specified)

Northwest Airlines Corporation (Delaware corporation)

   Northwest Airlines Holdings Corporation (Delaware corporation)

      NWA Inc. (Delaware corporation)

         Northwest Airlines, Inc. (Minnesota corporation)

            Win-Win L.P. (Delaware limited partnership)*

            Wings Finance Company (Japanese corporation)

            NWA Funding, LLC (Delaware limited liability company)

            Northwest Airlines Cargo, Inc. (Delaware corporation)

            NWA Fuel Services Corporation (Texas corporation)

            Montana Enterprises, Inc. (Montana corporation)

               Tomisato Shoji Kabushiki Kaisha (Japan corporation)

            NWA Worldclub, Inc. (Wisconsin corporation)

         Northwest Aircraft Inc. (Delaware corporation)

            Aircraft Foreign Sales, Inc. (U.S. Virgin Islands corporation)

            Mesaba Holdings, Inc. (Minnesota corporation)**

         Northwest Aerospace Training Corporation (Delaware corporation)

         MLT Inc. (Minnesota corporation)

         NWA Aircraft Finance, Inc. (Delaware corporation)

         Northwest PARS Holdings, Inc. (Delaware corporation)

            Northwest PARS, Inc. (Delaware corporation)

         Express Airlines I, Inc. (Georgia corporation)

         NWA Retail Sales Inc. (Minnesota corporation)

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*    Northwest Airlines, Inc. is 99% limited partner

** The Company owns 27.9% of the common stock of Mesaba Holdings, Inc., the holding company of Mesaba Aviation, Inc., a Northwest Airlink carrier.


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